As filed with the Securities and Exchange Commission on November 9, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Organovo Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	27-1488943
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

440 Stevens Avenue, Suite 200

Solana Beach, CA 92075

(Address of Principal Executive Offices) (Zip Code)

Organovo Holdings, Inc. Amended and Restated 2012 Equity Incentive Plan

(Full titles of the plans)

Keith Murphy

Executive Chairman

Organovo Holdings, Inc.

440 Stevens Avenue, Suite 200

Solana Beach, CA 92075

(858) 224-1000

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Jeffrey T. Hartlin, Esq.

Paul Hastings LLP

1117 S. California Avenue

Palo Alto, California 94304

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.001 par value per share, reserved for issuance pursuant to stock options outstanding under the Amended and Restated 2012 Equity Incentive Plan	149,046 (2)	$6.50 (3)	$968,799.00	$89.81
Common Stock, $0.001 par value per share, reserved for issuance pursuant to the Amended and Restated 2012 Equity Incentive Plan	750,954 (2)	$6.265 (4)	$4,704,726.81	$436.13
Total	900,000	—	$5,673,525.81	$525.94

(1)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (the “Registration Statement”) shall also cover any additional shares of common stock, $0.001 par value per share (the “Common Stock”), of the Registrant (as defined below) that become issuable under the Organovo Holdings, Inc. Amended and Restated 2012 Equity Incentive Plan (the “2012 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.

(2)

900,000 shares of Common Stock that were added to the shares reserved for issuance under the 2012 Plan pursuant to an amendment thereto that was approved by the Registrant’s stockholders at the Registrant’s 2021 Annual Meeting of Stockholders held on October 5, 2021.

(3)	Estimated in accordance with Rule 457(h) of the Securities Act solely for purposes of calculating the registration fee and based on the weighted-average exercise price of the options.
(4)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act. The proposed maximum aggregate offering price per share and the proposed maximum aggregate offering price with respect to these shares are calculated based on the average of the high and low prices of the Common Stock as reported on the Nasdaq Capital Market on November 5, 2021, a date within five business days prior to the filing of this Registration Statement.

EXPLANATORY NOTE

Organovo Holdings, Inc. (the “Registrant”) has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act to register 900,000 additional shares of Common Stock issuable pursuant to the 2012 Plan, which includes 149,046 shares of Common Stock issuable upon exercise of outstanding options granted pursuant to the 2012 Plan.

The Registrant’s stockholders previously approved the 2012 Plan, including the 327,699 shares of Common Stock initially available for issuance pursuant thereto, on October 17, 2012. On August 21, 2013, the Registrant’s stockholders approved an amendment to the 2012 Plan to increase the number of shares of Common Stock issuable under the 2012 Plan by 250,000 shares. On August 20, 2015, the Registrant’s stockholders approved an amendment to the 2012 Plan to, among other things, increase the number of shares of Common Stock issuable under the 2012 Plan by 300,000 shares. On July 26, 2018, the Registrant’s stockholders approved an amendment to the 2012 Plan to, among other things, increase the number of shares of Common Stock issuable under the 2012 Plan by 550,000 shares. On October 5, 2021, the Registrant’s stockholders approved an amendment to the 2012 Plan to, among other things, increase the number of shares of Common Stock issuable under the 2012 Plan by 900,000 shares.

Pursuant to the Registration Statement on Form S-8 (File No. 333-181324) filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on May 11, 2012 (the “2012 Registration Statement”), the Registrant previously registered 327,699 shares of Common Stock under the 2012 Plan. The Registrant also filed: (i) a Registration Statement on Form S-8 (File No. 333-192248) with the Commission on November 8, 2013 (the “2013 Registration Statement”), pursuant to which the Registrant registered 250,000 additional shares of Common Stock issuable pursuant to the 2012 Plan, (ii) a Registration Statement on Form S-8 (File No. 333-209395) with the Commission on February 4, 2016, pursuant to which the Registrant registered 300,000 additional shares of Common Stock issuable pursuant to the 2012 Plan (the “2016 Registration Statement”), and (iii) a Registration Statement on Form S-8 (File No. 333-226839) with the Commission on August 14, 2018, pursuant to which the Registrant registered 550,000 additional shares of Common Stock issuable pursuant to the 2012 Plan (the “2018 Registration Statement” and together with the 2012 Registration Statement, the 2013 Registration Statement and the 2016 Registration Statement, the “Prior Registration Statements”).

All share amounts in this Registration Statement give effect to the 1-for-20 reverse stock split of the Common Stock effected on August 18, 2020.

In accordance with General Instruction E to Form S-8, the contents of the Prior Registration Statements are hereby incorporated by reference.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act. Such documents are not being filed with the Securities and Exchange Commission (the “SEC”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed by the Registrant with the SEC are hereby incorporated by reference into this Registration Statement:

•	The Registrant’s Annual Report on Form 10-K for the fiscal year ended March 31, 2021, filed with the SEC on June 15, 2021;

•	The Registrant’s Annual Report on Form 10-K/A for the fiscal year ended March 31, 2021, filed with the SEC on July 29, 2021;

•	The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021, filed with the SEC on August 6, 2021;

•	The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021, filed with the SEC on November 8, 2021;

•	The Registrant’s definitive proxy statement on Schedule 14A, filed with the SEC on August 5, 2021;

•	The Registrant’s definitive additional proxy materials on Schedule 14A, filed with the SEC on August 31, 2021;

•	The Registrant’s definitive additional proxy materials on Schedule 14A, filed with the SEC on September 17, 2021;

•	The Registrant’s Current Reports on Form 8-K filed with the SEC on April 19, 2021, May 13, 2021, September 17, 2021, October 1, 2021 and October 6, 2021; and

•

The description of the Registrant’s common stock set forth in the Registrant’s Registration Statement on Form 8-A (File No. 001-35996), filed with the SEC on July 26, 2016, including any amendments or reports filed for the purpose of updating such description.

All other reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of the filing of such reports and documents, except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions.

For the purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

You should rely only on the information provided or incorporated by reference in this Registration Statement or any related prospectus. The Registrant has not authorized anyone to provide you with different information. You should not assume that the information in this Registration Statement or any related prospectus is accurate as of any date other than the date on the front of the document.

You may contact the Registrant in writing or orally to request copies of the above-referenced filings, without charge (excluding exhibits to such documents unless such exhibits are specifically incorporated by reference into the information incorporated into this Registration Statement). Requests for such information should be directed to:

Organovo Holdings, Inc.

440 Stevens Ave, Suite 200

Solana Beach, CA 92075

(858) 224-1000

Attn: Executive Chairman

ITEM 8. EXHIBITS.

Exhibit Number	Description
3.1	Certificate of Incorporation of Organovo Holdings, Inc. (Delaware) (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, as filed with the SEC on February 3, 2012).

3.2	Certificate of Amendment of Certificate of Incorporation of Organovo Holdings, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, as filed with the SEC on July 27, 2018).

3.3	Certificate of Second Amendment to the Certificate of Incorporation of Organovo Holdings, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, as filed with the SEC on August 17, 2020).

3.4	Bylaws of Organovo Holdings, Inc. (Delaware) (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, as filed with the SEC on February 3, 2012).

3.5	Amendment to Bylaws of Organovo Holdings, Inc., dated October 10, 2019 (incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K, as filed with the SEC on October 11, 2019).

3.6	Amendment to Bylaws of Organovo Holdings, Inc. dated September 29, 2021 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, as filed with the SEC on October 1, 2021).

4.1	Organovo Holdings, Inc. Amended and Restated 2012 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on October 6, 2021 and incorporated herein by reference).

4.2	Form of Stock Option Agreement under the 2012 Equity Incentive Plan (incorporated by reference to Exhibit 10.16 to the Company’s Current Report on Form 8-K, as filed with the SEC on February 13, 2012).

4.3	Form of Non-Employee Director Stock Option Award Agreement under the 2012 Equity Incentive Plan (incorporated by reference to Exhibit 10.35 to the Company’s Annual Report on Form 10-K, as filed with the SEC on June 9, 2015).

4.4	Form of Executive Stock Option Award Agreement under the 2012 Equity Incentive Plan (incorporated by reference to Exhibit 10.36 to the Company’s Annual Report on Form 10-K, as filed with the SEC on June 9, 2015).

4.5	Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement (Retention Form) under the 2012 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q, as filed with the SEC on August 4, 2016).

4.6	Form of Employee Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement under the 2012 Equity Incentive Plan (incorporated by reference to Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q, as filed with the SEC on August 4, 2016).

4.7	Form of Non-Employee Director Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement under the 2012 Equity Incentive Plan (incorporated by reference to Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q, as filed with the SEC on August 4, 2016).

5.1	Opinion of Paul Hastings LLP.

23.1	Consent of Mayer Hoffman McCann P.C., Independent Registered Public Accounting Firm.

23.2	Consent of Paul Hastings LLP (included in Exhibit 5.1).

24.1	Power of Attorney is contained on the signature page.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Solana Beach, State of California, on November 9, 2021.

ORGANOVO HOLDINGS, INC.

By:	/s/ Keith Murphy
Name:	Keith Murphy
Title:	Executive Chairman

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Keith Murphy, Thomas P. Hess and Thomas Jurgensen, and each or any one of them, as his or her true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Keith Murphy	Executive Chairman and Director	November 9, 2021
Keith Murphy	(Principal Executive Officer)

/s/ Thomas P. Hess	President and Chief Financial Officer	November 9, 2021
Thomas P. Hess	(Principal Financial and Accounting Officer)

/s/ Douglas Jay Cohen	Director	November 9, 2021
Douglas Jay Cohen

/s/ David Gobel	Director	November 9, 2021
David Gobel

/s/ Alison Tjosvold Milhous	Director	November 9, 2021
Alison Tjosvold Milhous

/s/ Adam K. Stern	Director	November 9, 2021
Adam K. Stern